UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2021

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6175 S. Willow Drive, 10th Floor, Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CSGS	NASDAQ Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 20, 2021, CSG Systems International, Inc. (“CSG”) held its Annual Meeting of Stockholders.  The proposals voted upon at the meeting, which are more fully described in CSG’s proxy statement dated April 6, 2021 (the “2021 Proxy”), and the results of the vote (with the percentage of total votes cast in parentheses) were as follows:

Proposal 1:  Election of Directors.  The table below shows the results of the stockholders’ vote for the election of the Class III Directors, with terms expiring in 2024:

Name of Director	For	Against	Abstain	Non-Votes
Brian A. Shepherd	26,886,071 (98.6%)	387,293 (1.4%)	31,743	1,885,391
Frank V. Sica	25,193,724 (92.4%)	2,083,319 (7.6%)	28,064	1,885,391
Silvio Tavares	26,741,446 (98.0%)	536,629 (2.0%)	27,032	1,885,391
Tse Li “Lily” Yang	27,190,523 (99.7%)	87,811 (0.3%)	26,773	1,885,391

Proposal 2:  Advisory Vote to Approve the Compensation of our Named Executive Officers (“NEOs”).  The table below shows the results of the stockholders’ non-binding advisory vote on the compensation of CSG’s NEOs:

For	Against	Abstain	Non-Votes
21,578,410 (79.1%)	5,689,830 (20.9%)	36,867	1,885,391

Proposal 3:  Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for Fiscal 2021.  The table below shows the results of the stockholders’ vote for the ratification of the appointment of KPMG LLP as CSG’s independent registered public accounting firm for fiscal 2021:

For	Against	Abstain
28,607,089 (98.1%)	547,523 (1.9%)	35,886

9.01. Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 21, 2021

CSG SYSTEMS INTERNATIONAL, INC.
By:	/s/ David N. Schaaf
David N. Schaaf
Chief Accounting Officer

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